Exhibit 99.2

Sanofi-aventis	Genzyme
Media Contact :	Media Contact :
Jean-Marc Podvin	Bo Piela
+33 1 53 77 44 50	617-768-6579
508-308-9783
Investor Contact :	Investor Contact :
Sébastien Martel	Patrick Flanigan
+33 1 53 77 45 45	617-768-6563
617-816-9521

CONFERENCE CALL
Sanofi-aventis and Genzyme will host an investor conference call today,
Wednesday, February 16, 2011 - at 8:00 am ET - 2:00 pm CET
See details for the conference call at the end of the release.
Sanofi-aventis to Acquire Genzyme
for $74.00 in Cash per Share
Plus Contingent Value Right
•	Combination will enhance sanofi-aventis’ sustainable growth strategy by expanding its footprint in biotechnology

•	Genzyme to become sanofi-aventis’ global center for excellence in rare diseases and will maintain a sizeable presence in the greater Boston area
Paris, France and Cambridge, Massachusetts — February 16, 2011 - Sanofi-aventis (EURONEXT: SAN and NYSE: SNY) and Genzyme Corporation (NASDAQ: GENZ) announced today that they have entered into a definitive agreement under which sanofi-aventis is to acquire Genzyme for $74.00 per share in cash, or approximately $20.1 billion1. In addition to the cash payment, each Genzyme shareholder will receive one Contingent Value Right (CVR) for each share they own, entitling the holder to receive additional cash payments if specified milestones related to Lemtrada™ (alemtuzumab MS) are achieved over time or a milestone related to production volumes in 2011 for Cerezyme® and Fabrazyme® is achieved.
The transaction, which has been unanimously approved by the Boards of Directors of both companies, is expected to close early in the second quarter of 2011, subject to customary closing conditions. The acquisition is expected to be accretive to sanofi-aventis’ Business Net

[1]	Based on 272.5 million Genzyme shares on a diluted basis.

earnings per share2 in the first year following closing, and accretive to Business Net earnings per share in the range of €0.75 – €1.003 by 2013.
“This agreement with Genzyme is both consistent with our long-term strategy and creates significant long-term value for our shareholders,” said Christopher A. Viehbacher, Chief Executive Officer of sanofi-aventis. “This transaction will create a meaningful new growth platform for sanofi-aventis while expanding our footprint in biotechnology. We expect it to be accretive from year one, and the CVR structure, which served as an important value bridge between our two companies, rewards both Genzyme and sanofi-aventis shareholders, particularly if Lemtrada™ outperforms the market’s current expectations.”
“This transaction represents a new beginning for Genzyme,” said Henri A. Termeer, Chairman of the Board, President and Chief Executive Officer of Genzyme Corporation. “Genzyme has a record of innovation and a unique and pioneering approach to serving patients. We also share an exciting vision of the future, one in which Genzyme and sanofi-aventis grow and innovate by developing breakthrough treatments that change the lives of people with serious diseases. Sanofi-aventis believes in what we do, in our people and in our potential. We look forward to building a sustainable future together.”
Terms of the CVR agreement call for additional cash payments under certain circumstances. The CVR will be publicly traded. The agreement is structured such that the economic upside at each milestone is shared between sanofi-aventis and Genzyme shareholders. The CVR terminates on December 31, 2020 or earlier if the fourth product sales milestone has been achieved.
The one-time milestones and payments can be summarized as follows4:
•	$1.00 per CVR if specified Cerezyme®/Fabrazyme® production levels are met in 2011

•	$1.00 per CVR upon final FDA approval of Lemtrada™ for multiple sclerosis (MS) indication

•	$2.00 per CVR if net sales post launch exceed an aggregate of $400 million within specified periods per territory

•	$3.00 per CVR if global net sales exceed $1.8 billion

•	$4.00 per CVR if global net sales exceed $2.3 billion

•	$3.00 per CVR if global net sales exceed $2.8 billion
Sanofi-aventis’ global footprint, significant resources and proven track record of successfully expanding franchises will create new long-term growth opportunities for the combined company, particularly in emerging markets. Genzyme will become an important new platform in sanofi-aventis’ sustainable growth strategy and expand the company’s presence in biotechnology. Sanofi-aventis intends to make Genzyme its global center for excellence in rare diseases and the acquisition will reinforce sanofi-aventis’ commitment to the greater Boston area, where it already has a sizeable presence.

[2]	Net income attributable to equity holders of sanofi-aventis excluding amortization of intangible assets, impairment of intangible assets, other impacts associated with acquisitions (including impacts of acquisitions on associates), restructuring costs , gains and losses on disposals of non-current assets, costs or provisions associated with litigation, tax effects related to the items listed above as well as effects of major tax disputes

[3]	Assuming an exchange rate of $1.3 USD/€1

[4]	Details are defined by the Merger Agreement to be filed with the SEC

Beyond rare diseases, Genzyme has built strong Renal-Endocrinology, Hematology-Oncology and Biosurgery businesses that are complementary to existing sanofi-aventis businesses and include highly differentiated, market-leading products that provide significant benefit to patients. Sanofi-aventis will work with Genzyme through the integration process to develop plans to enhance the opportunities for these businesses going forward. Consistent with sanofi-aventis’ approach in other transactions, Genzyme will retain its corporate brand.
Genzyme and sanofi-aventis will immediately begin integration planning, including the formation of a joint Integration Steering Committee. Henri A. Termeer will resign as Chairman of the Board, President and Chief Executive Officer of Genzyme following the close of the transaction, but will advise on the integration in his role as Co-Chairman of the Integration Steering Committee with Christopher A. Viehbacher.
Within 15 business days of this agreement, sanofi-aventis will amend its existing tender offer to conform to the terms of the merger agreement and file a registration statement for the CVR with the U.S. Securities and Exchange Commission. Pending this amendment, sanofi-aventis also announced that it has extended its current tender offer, which is now scheduled to expire at 5:00 p.m. New York City time on March 16, 2011.
The depositary for the tender offer has advised sanofi-aventis that, as of the close of business on February 15, 2011, approximately 2,080,221 shares of Genzyme common stock (not including the 100 shares owned by sanofi-aventis) were tendered and not withdrawn, representing approximately 0.76% of the outstanding shares on a fully-diluted basis.
Sanofi-aventis’ acquisition of Genzyme has already received anti-trust clearance from the European Commission and the United States Federal Trade Commission.
Evercore Partners and J.P. Morgan served as sanofi-aventis’ lead financial advisors on the transaction, and Weil, Gotshal & Manges LLP served as its legal counsel. Credit Suisse and Goldman Sachs served as financial advisors to Genzyme. Ropes & Gray LLP served as Genzyme’s legal counsel, while Wachtell, Lipton, Rosen & Katz served as legal counsel to Genzyme’s independent directors.
Conference Call
Sanofi-aventis will hold a call for investors and analysts today at 8 a.m. ET / 2 p.m. CET to discuss the transaction. Those wishing to listen and participate should dial one of the following numbers:
France: +33 (1) 72 00 09 91
UK: +44 203 367 9457
U.S.: +1 (866) 907-5925
An audio replay will be available until May 16, 2011 at the following numbers:
France: +33 (0) 1 72 00 15 01
UK: +44 (0) 203 367 9460
U.S.: +1 (877) 642-3018
Access code: 272484#

About sanofi-aventis
Sanofi-aventis, a leading global pharmaceutical company, discovers, develops and distributes therapeutic solutions to improve the lives of everyone. Sanofi-aventis is listed in Paris (EURONEXT: SAN) and in New York (NYSE: SNY).
About Genzyme
One of the world’s leading biotechnology companies, Genzyme is dedicated to making a major positive impact on the lives of people with serious diseases. Since 1981, the company has grown from a small start-up to a diversified enterprise with approximately 10,000 employees in locations spanning the globe.
With many established products and services helping patients in approximately 100 countries, Genzyme is a leader in the effort to develop and apply the most advanced technologies in the life sciences. The company’s products and services are focused on rare inherited disorders, kidney disease, orthopaedics, cancer, transplant and immune disease. Genzyme’s commitment to innovation continues today with a substantial development program focused on these fields, as well as cardiovascular disease, neurodegenerative diseases, and other areas of unmet medical need.
Additional information
The CVRs will be deemed contingent consideration under the revised standard IFRS 3 (business combinations), applicable to all transactions undertaken January 1, 2010 or thereafter. As a result, the fair value of the CVR at the date of change of control will be included in the price of acquisition and set off by a financial liability the amount of which will reflect the obligation to pay the potential price adjustments in cash. Future changes in the fair value of the CVR tied to post-acquisition events will be recognized in the income statement. Because the CVR will be exchange traded, the fair value will be determined using the mark-to-market method.
Important Information about this Transaction
This communication is neither an offer to purchase nor a solicitation of any offer to sell any securities. In connection with the proposed transaction, sanofi-aventis will file an amended tender offer statement and a registration statement on Form F-4 to register certain securities and certain related documents and Genzyme will file a Solicitation/Recommendation Statement with respect to the exchange offer with the U.S. Securities and Exchange Commission (the “SEC”). Genzyme shareholders are urged to read the registration statement and exchange offer documents when they become available because they will contain important information that shareholders should consider before making any decision regarding tendering their shares. These documents will be mailed to all Genzyme shareholders of record. These documents, as they may be amended from time to time, contain important information about the proposed transaction and Genzyme shareholders are urged to read them carefully and in their entirety before any decision is made with respect to the proposed transaction. When available, documentation relating to the transaction may be obtained at no charge at the website maintained by the SEC at www.sec.gov and may also be obtained at no charge by directing a request by mail to MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, or by calling toll-free at (800) 322-2885. Free copies of the Solicitation/Recommendation Statement will be made available by Genzyme by directing a request to Genzyme at 500 Kendall Street, Cambridge, MA 02142, Attention: Shareholder Relations Department, or by calling 617-252-7500 and asking for the Shareholder Relations Department.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended, or an exemption therefrom.
Cautionary Statement Regarding Forward-Looking Statements
Any statements made in this communication that are not statements of historical fact, including statements about sanofi-aventis’ and Genzyme’s beliefs and expectations and statements about the acquisition of Genzyme, are forward-looking statements and should be evaluated as such. Such forwarding-looking statements regarding the proposed acquisition by sanofi-aventis of Genzyme include the expected timing for completing the transaction, future financial and operating results, benefits and synergies of the transaction, Genzyme’s and sanofi-aventis’ plans, objectives, strategies, goals, future events, future revenues or performance, and other information that is not historical information. These statements are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among others: that the acquisition of Genzyme may not be consummated for reasons including that the conditions to sanofi-aventis’ offer to purchase all outstanding shares of Genzyme common stock, including the condition that a minimum number of shares be tendered and not withdrawn, are not satisfied or waived by sanofi-aventis; the possibility that the expected benefits from the proposed transaction will not be realized, or will not be realized within the anticipated time period; the risk that sanofi-aventis’ and Genzyme’s businesses will not be integrated successfully; the risk that any cost savings or other synergies expected from the transaction may not be fully realized; that possible disruption may be caused by the transaction to relationships with customers, employees and other third parties; risks associated with any actions taken by either of the companies, including but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions) and the risks and uncertainties described in sanofi-aventis’ and Genzyme’s reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, including the factors discussed under the caption “Risk Factors” in sanofi-aventis’ Annual Report on Form 20-F for the year ended December 31, 2009 and Genzyme’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. Sanofi-aventis and Genzyme caution investors not to place substantial reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this press release and sanofi-aventis and Genzyme do not undertake and expressly disclaim any obligation to update or revise them except as otherwise required by law.
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